As filed with the Securities and Exchange Commission on April 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	53-0085950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4747 Bethesda Avenue, Suite 1300

Bethesda, Maryland 20814

(240) 744-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie P. Aslaksen Esq.

Executive Vice President, General Counsel and Secretary

Host Hotels & Resorts, Inc.

4747 Bethesda Avenue, Suite 1300

Bethesda, Maryland 20814

(240) 744-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shagufa R. Hossain, Esq.

Latham & Watkins LLP

555 11th Street, N.W. Suite 1000

Washington, DC 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant is filing this registration statement to replace its registration statement (No. 333-230903), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring registration statement.

PROSPECTUS

Host Hotels & Resorts, Inc.

Common Stock, Preferred Stock, Depositary Shares,

Warrants and Subscription Rights

By this prospectus we may offer, from time to time, in one or more series or classes, the following securities:

•	shares of our common stock;

•	shares of our preferred stock;

•	shares of our preferred stock represented by depositary shares;

•	our warrants exercisable for common stock, preferred stock or depositary shares; and

•	subscription rights evidencing the right to purchase any of the above securities.

This prospectus provides you with a general description of the securities we may offer. We may offer the offered securities, separately or together, in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable offered securities in supplements to this prospectus, which terms will include:

•	in the case of our common stock, any initial public offering price;

•	in the case of our preferred stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights, and any initial public offering price;

•	in the case of our preferred stock represented by depositary shares, the fractional share of preferred stock represented by such depositary share;

•	in the case of warrants to purchase our common stock, preferred stock or depositary shares, the duration, offering price, exercise price and detachability; and

•

in the case of subscription rights evidencing the right to purchase any of the above securities, the exchange and exercise price, the number of subscription rights issued to each stockholder and the transferability of such subscription rights.

In addition, a person may receive shares of our common stock (i) upon redemption of units of limited partnership interest, or OP units, in Host Hotels & Resorts, L.P., if, and to the extent that, the holder of such units elects to redeem its OP units and we elect to issue shares of our common stock in exchange for such OP units or (ii) upon the exchange of debentures issued and sold by Host Hotels & Resorts, L.P. We may use this prospectus to issue shares of common stock to such persons or, in other circumstances, the recipients of such common stock, whom we refer to as the selling stockholders, may use this prospectus to resell from time to time the shares of our common stock that we may issue to them. Host Hotels & Resorts, Inc. is the sole general partner of Host Hotels & Resorts, L.P. The registration of the shares of common stock to which this prospectus relates does not require any selling stockholder to sell any of its shares of common stock nor does it require us to issue any shares of common stock.

We will not receive any proceeds from any issuance of securities to the selling stockholders or from the sale of such securities by the selling stockholders, but we have agreed to pay certain registration expenses relating to such securities. The selling stockholders from time to time may offer and sell the securities held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus and any accompanying prospectus supplements.

Each prospectus supplement may also add, update or change information contained in this prospectus, and will also contain information, where applicable, about the federal income tax considerations of, and any exchange listing of, the securities covered by the prospectus supplement.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes, our charter contains certain restrictions relating to the transfer and ownership of our capital stock, including an ownership limit of 9.8% on our common stock. See “Description of Capital Stock—Restrictions on Transfer and Ownership” beginning on page 10 of this prospectus.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any agents or underwriters are involved in the sale of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “HST.” On April 14, 2022, the last reported sale price of our common stock was $19.58 per share.

Investing in the offered securities involves risks. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2022.

i

ABOUT THIS PROSPECTUS

Host Hotels & Resorts, L.P. is a Delaware limited partnership operating through an umbrella partnership structure with Host Hotels & Resorts, Inc., a Maryland corporation (“Host Inc.”), as its sole general partner. Host Inc. operates as a self-managed and self-administered real estate investment trust (“REIT”). In addition to being the sole general partner, Host Inc. holds approximately 99% of the partnership interests in Host Hotels & Resorts, L.P. as of March 31, 2022. Unless stated otherwise or the context otherwise requires, references to “Host Inc.” mean Host Hotels & Resorts, Inc. and references to “Host L.P.” mean Host Hotels & Resorts, L.P. and its consolidated subsidiaries in cases where it is important to distinguish between Host Inc. and Host L.P. Host Inc. and Host L.P. file combined periodic reports with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”), certain of which are incorporated by reference herein. We use the terms “we,” “our” or “the Company” to refer to Host Inc. and Host L.P. together, unless the context indicates otherwise.

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, (the “Securities Act”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. By using a shelf registration statement, we and the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell the offered securities described in this prospectus in one or more offerings. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

ii

This prospectus and the documents incorporated by reference herein contain registered trademarks, service marks and brand names that are the exclusive property of their respective owners, which are companies other than us, including Alila®, Andaz®, Fairmont®, Four Seasons®, Grand Hyatt®, JW Marriott®, Ritz-Carlton®, St. Regis®, The Luxury Collection®, W®, Embassy Suites®, Hilton®, Hyatt®, Kimpton®, Marriott®, Marriott Marquis®, Autograph Collection®, Curio – A Collection by Hilton®, Marriott Suites®, Pullman®, Sheraton®, Swissôtel®, Tribute Portfolio® and Westin®. None of the owners of these trademarks, service marks or brand names, their affiliates or any of their respective officers, directors, agents or employees, is an issuer or underwriter of the securities registered on the registration statement, of which this prospectus forms a part. In addition, none of such persons has or will have any responsibility or liability for any information contained in this prospectus or the documents incorporated by reference herein.

iii

THE COMPANY

Host Inc. is the largest publicly traded lodging REIT, with a geographically diverse portfolio of luxury and upper upscale hotels and conducts its operations through Host L.P. Host Inc. has the exclusive and complete responsibility for Host L.P.’s day-to-day management and control. As of April 1, 2022, our consolidated lodging portfolio consists of 80 primarily luxury and upper-upscale hotels containing approximately 44,400 rooms, with substantially all located in the United States (five of the hotels are located outside of the United States in Brazil and Canada). In addition, we own non-controlling interests in five domestic and one foreign joint ventures that primarily own hotels. We also own non-controlling interests in a timeshare joint venture in Hawaii and in a joint venture that owns an asset management business.

The address of our principal executive office is 4747 Bethesda Ave, Suite 1300, Bethesda, Maryland 20814. Our phone number is (240) 744-1000. Our Internet website address is www.hosthotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	the Combined Annual Report of Host Inc. and Host L.P. on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022;

•

the information specifically incorporated by reference into the Combined Annual Report of Host Inc. and Host L.P. on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2022;

•	the Current Report of Host Inc. and Host L.P. on Form 8-K, filed with the SEC on February 11, 2022; and

•	the description of Host Inc.’s common stock included in the Registration Statement on Form 8-A, filed with the SEC on October 30, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

HOST HOTELS & RESORTS, INC.

4747 BETHESDA AVENUE, SUITE 1300

BETHESDA, MARYLAND 20814

ATTN: SECRETARY

(240) 744-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Information included and incorporated by reference in this prospectus and any accompanying prospectus supplement contains forward-looking statements that relate to our future performance and plans, results of operations, capital expenditures, acquisitions, dispositions and operating costs. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “expect,” “may,” “intend,” “predict,” “project,” “plan,” “will,” “estimate” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the ability of our hotel managers to operate hotels in a way that facilitates social distancing, implement enhanced cleaning protocols and other COVID-19 pandemic mitigation practices; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery as the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and the potential for low levels of economic growth in these markets; and the effects on hotel operations of steps that our hotel managers take to reduce operating costs in response to the COVID-19 pandemic (see also “Risk Factors—The current COVID-19 pandemic has materially and adversely impacted our business, financial condition, results of operations, liquidity and cash flows” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional information relating to this risk);

•

the effect on lodging demand of (i) changes in national and local economic and business conditions, including concerns about the duration and strength of U.S. economic growth, inflation, global economic prospects, consumer confidence and the value of the U.S. dollar, and (ii) factors that may shape public perception of travel to a particular location such as natural disasters, weather events, pandemics and outbreaks of contagious diseases, such as the COVID-19 pandemic, and the occurrence or potential occurrence of terrorist attacks, all of which will affect occupancy rates at our hotels and the demand for hotel products and services;

•	risks that U.S. immigration policies and border closings related to the COVID-19 pandemic will suppress international travel to the United States generally or decrease the labor pool;

•

the impact of geopolitical developments outside the United States, such as the pace of economic growth in Europe, the effects of the United Kingdom’s withdrawal from the European Union, trade tensions and tariffs between the United States and its trading partners such as China, or conflicts in Eastern Europe and the Middle East, all of which could affect global travel and lodging demand within the United States;

•

volatility in global financial and credit markets, and the impact of budget deficits and pending and future U.S. governmental action to address such deficits through reductions in spending and similar austerity measures, as well as the impact of potential U.S. government shutdowns, which could materially adversely affect U.S. and global economic conditions, business activity, credit availability, borrowing costs, and lodging demand;

•

operating risks associated with the hotel business, including the effect of labor stoppages or strikes, increasing operating or labor costs or changes in workplace rules that affect labor costs, and risks relating to the response to the COVID-19 pandemic by our hotel managers, such as increased hotel costs for cleaning protocols and severance and furlough payments to hotel employees;

•	the effect of rating agency downgrades of our debt securities on the cost and availability of new debt financings;

•

the reduction in our operating flexibility and the limitation on our ability to incur debt, pay dividends and make distributions resulting from restrictive covenants in our debt agreements and other risks associated with the amount of our indebtedness or related to restrictive covenants in our debt agreements, including the risk that a default could occur as a result of a decline in operations due to the COVID-19 pandemic;

•

our ability to maintain our hotels in a first-class manner, including meeting capital expenditures requirements, and the effect of renovations, including temporary closures, on our hotel occupancy and financial results;

•

the ability of our hotels to compete effectively against other lodging businesses in the highly competitive markets in which we operate in terms of access, location, quality of accommodations and room rate structures;

•	our ability to acquire or develop additional hotels and the risk that potential acquisitions or developments may not perform in accordance with our expectations;

•

the ability to complete hotel renovations on schedule and under budget and the potential for increased costs and construction delays due to government restrictions on non-essential activities and shortages of supplies as a result of supply chain disruptions due to the COVID-19 pandemic;

•	relationships with property managers and joint venture partners and our ability to realize the expected benefits of our joint ventures and other strategic relationships;

•	risks associated with a single manager, Marriott International, managing a significant portion of our properties;

•	changes in the desirability of the geographic regions of the hotels in our portfolio or in the travel patterns of hotel customers;

•	the ability of third-party internet and other travel intermediaries to attract and retain customers;

•

our ability to recover fully under our existing insurance policies for terrorist acts and our ability to maintain adequate or full replacement cost “all-risk” property insurance policies on our hotels on commercially reasonable terms;

•	the effect of a data breach or significant disruption of hotel operator information technology networks as a result of cyber attacks;

•	the effects of tax legislative action and other changes in laws and regulations, or the interpretation thereof, including the need for compliance with new environmental and safety requirements;

•

the ability of Host Inc. and each of the REITs acquired, established or to be established by Host Inc. to continue to satisfy complex rules in order to qualify as REITs for U.S. federal income tax purposes and Host Inc.’s and Host L.P.’s ability and the ability of our subsidiaries, and similar entities to be acquired or established by us, to operate effectively within the limitations imposed by these rules; and

•

risks associated with our ability to execute our dividend policy, including factors such as the need to preserve cash and financial flexibility in response to the COVID-19 pandemic, investment activity, operating results and the economic outlook, any or all of which may influence the decision of our board of directors as to whether to pay future dividends at levels previously disclosed or to use available cash to pay special dividends.

Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” herein and under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus, such as our outlook for 2022, are qualified in their entirety by this statement. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be updated from time to time by our future filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute all of the net proceeds from the sale of securities by Host Inc. to Host L.P. Unless otherwise indicated in the applicable prospectus supplement, Host L.P. intends to use any net proceeds from the sale of offered securities for the development or acquisition of hotel properties as opportunities arise, capital expenditures, the repayment or repurchase of outstanding indebtedness or capital stock, working capital and for general corporate purposes. Pending application of the net proceeds, we expect to invest such proceeds in short term, interest-bearing instruments or other investment grade debt securities. We will not receive any of the proceeds from sales of securities by selling stockholders, if any, pursuant to this prospectus. We will pay certain costs and expenses incurred in connection with the sale of the securities sold by the selling stockholders, excluding any brokerage fees and commissions and share transfer and other taxes attributable to sales by the selling stockholders, which will be paid by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

Our charter provides that we may issue up to 1,050,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. As of March 31, 2022 the following shares of our stock are outstanding:

•	714,369,807 shares of common stock; and

•	no shares of preferred stock.

Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock.

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock.

Common Stock

All shares of common stock offered pursuant to this prospectus and any applicable prospectus supplement, when issued, will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our Board of Directors and declared by us out of assets legally available for the payment of dividends. Common stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Subject to our charter restrictions on transfer and ownership of our stock (see “—Restrictions on Transfer and Ownership” below), each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer and ownership of our stock, all shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless the transaction is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally does not provide for a lesser percentage in these situations except that our charter may be amended by the affirmative vote of holders of not less than a majority of all votes entitled to be cast (other than those amendments specifically identified in the charter as requiring the affirmative vote of holders of not less than two-thirds of all votes entitled to be cast). Also, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders. See also “—Restrictions on Transfer and Ownership” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Preferred Stock

Our charter authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding.

The applicable prospectus supplement will describe the specific terms of the particular class or series of preferred stock in respect of which this prospectus is being delivered, which terms will include:

•	the class or series, title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends on the preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	provisions for a sinking fund, if any, for the preferred stock;

•	provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	whether interests in the preferred stock will be represented by our depositary shares;

•	the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up, if other than as described in this prospectus;

•

any limitations on issuance of any other class or series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•	a discussion of material federal income tax considerations applicable to the preferred stock;

•

any limitations on actual, beneficial or constructive ownership and restrictions on transfer of the preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

•	any other material terms, preferences, rights, limitations or restrictions of the preferred stock.

Restrictions on Transfer and Ownership

For Host Inc. to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of a taxable year other than the first year for which an election to be treated as a REIT has been made.

In addition, if Host Inc., or one or more actual or constructive owners of 10% or more of the capital stock of Host Inc., actually or constructively owns 10% or more of a tenant of Host Inc. or of a tenant of any partnership in which Host Inc. is a partner, the rent received by Host Inc. either directly or through any such partnership from such tenant generally will not be qualifying income for purposes of the REIT gross income tests of the Internal Revenue Code unless the tenant qualifies as a “taxable REIT subsidiary” and the leased property is a “qualified lodging facility” operated by an “eligible independent contractor” under the Internal Revenue Code. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year other than the first year for which an election to be treated as a REIT has been made.

Because the Board of Directors believes it is desirable for Host Inc. to qualify as a REIT, among other purposes, the charter provides that, subject to certain exceptions, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than:

•	9.8% in value or number of shares, whichever is more restrictive, of shares of common stock outstanding; or

•	9.8% in value or number of shares, whichever is more restrictive, of any class or series of shares of preferred stock or other shares of any class or series of Host Inc.’s stock.

The ownership attribution rules under the Internal Revenue Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of any class of stock or the acquisition or ownership of an interest in an entity that owns, actually or constructively, any class of stock, by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the applicable class of stock and thus subject such stock to the remedy provision under the ownership limit. The Board of Directors may grant an exemption from the ownership limit with respect to one or more persons who would not be treated as “individuals” for purposes of the Internal Revenue Code if it is satisfied, based upon an opinion of counsel or such other evidence as is satisfactory to the Board of Directors in its sole and absolute discretion, that:

•	such ownership will not cause a person who is an individual to be treated as owning capital stock in excess of the ownership limit, applying the applicable constructive ownership rules; and

•

such ownership otherwise will not jeopardize Host Inc.’s status as a REIT, for example, by causing any tenant of Host L.P. to be considered a “related party tenant” for purposes of the REIT qualification rules.

As a condition of such waiver, the Board of Directors may require undertakings and representations from the applicant with respect to preserving the REIT status of Host Inc.

The Board of Directors has the authority to increase or decrease the ownership limit from time to time, subject to limitations in the charter, but does not have the authority to do so to the extent that, after giving effect to such increase, five beneficial owners of capital stock could beneficially own in the aggregate more than 49.5% of the value of the outstanding capital stock of Host Inc.

The charter further prohibits:

•

any person from actually or constructively owning shares of capital stock of Host Inc. that would result in Host Inc. being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause Host Inc. to fail to qualify as a REIT; and

•	any person from transferring shares of Host Inc.’s capital stock if such transfer would result in shares of Host Inc.’s capital stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Host Inc.’s capital stock that will or may violate any of the foregoing restrictions on transfer and ownership is required to give notice immediately to Host Inc., or, in the case of an attempted transaction, at least 15 days prior written notice, and provide Host Inc. with such other information as Host Inc. may request in order to determine the effect of such transfer on Host Inc.’s status as a REIT.

If any purported transfer of shares of Host Inc.’s capital stock or any other event would otherwise result in any person violating the ownership limit or the other restrictions in the charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the ownership limit (referred to as “excess shares”) and:

•	the Prohibited Transferee shall acquire no right or interest in the excess shares; and

•

in the case of any event other than a purported transfer, the person or entity holding record title to any excess shares (the “Prohibited Owner”) shall cease to own any right or interest in such excess shares.

Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by Host Inc. (the “Beneficiary”). The automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of the violating transfer. Within 20 days of receiving notice from Host Inc. of the transfer of shares to the trust, the trustee of the trust, who shall be designated by Host Inc. and be unaffiliated with Host Inc. and any Prohibited Transferee or Prohibited Owner, will be required to sell the excess shares to a person designated by the trustee who could own the shares without violating the ownership limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by Host Inc. with respect to those excess shares, and also will be entitled to exercise all voting rights with respect to those excess shares. Subject to Maryland law, effective as of the date that the excess shares have been transferred to the trust, the trustee shall have the authority to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by Host Inc. that the excess shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary.

However, if Host Inc. has already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner, prior to the discovery by Host Inc. that the excess shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective to prevent violation of the ownership limit, the charter then provides that the transfer of the excess shares will be void.

In addition, shares of Host Inc.’s stock held in the trust shall be deemed to have been offered for sale to Host Inc., or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise, gift or other similar transaction, the market price of the shares at the time of the devise, gift or other transaction and (ii) the market price of the shares on the date Host Inc., or its designee, accepts the offer. Host Inc. will have the right to accept the offer until the trustee has sold the shares held in the trust. Upon such a sale to Host Inc., the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transfer and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Host Inc. to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions on transfer and ownership no longer is required for Host Inc. to qualify as a REIT.

Any certificates representing shares of Host Inc.’s capital stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or some other percentage between 1/2 of 1% and 5% as provided in the rules and regulations under the Internal Revenue Code, of the lesser of the number or value of the outstanding shares of Host Inc.’s capital stock must give a written notice to Host Inc. in response to Host Inc. sending a request for information regarding certain ownership information. In addition, each stockholder will, upon demand, be required to disclose to Host Inc. in writing such information with respect to the direct, indirect and constructive ownership of shares of Host Inc.’s capital stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium for our stockholders over the then prevailing market price.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among Host Inc. and the depositary named therein and the holders from time to time of the depositary receipts issued by the depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by Host Inc. to the depositary, we will cause the depositary to issue, on behalf of Host Inc., the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Host Inc. upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary shares owned by those holders, subject to the obligations of the holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to the obligations of holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Host Inc., sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), and payment by us of any unpaid amounts due to the depositary, and subject to the terms of the deposit agreement, the holders thereof will be entitled to delivery at such office, to or upon the holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the surrendered depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by such depositary shares as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever Host Inc. redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed, provided Host Inc. shall have paid in full to the depositary the redemption price of the shares of preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by Host Inc.

From and after the date fixed for redemption, all dividends on the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent the preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and Host Inc. will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from gross negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of Host Inc., whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any other securities or property, except in connection with certain conversions in connection with the preservation of Host Inc.’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct Host Inc. to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of preferred stock of Host Inc. or other shares of stock, and Host Inc. has agreed that upon receipt of the instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, an amount will be paid in cash by Host Inc. equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between Host Inc. and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the amendment has been approved by the existing holders of at least 66% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by Host Inc. upon not less than 30 days prior written notice to the depositary if (1) the holders of a majority of the depository shares representing each class or series of preferred stock affected by such termination consents to the termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt; or (2) the termination is necessary to preserve Host Inc.’s status as a REIT. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Host Inc. and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each share of the related preferred stock shall have been converted into securities of Host Inc. not so represented by depositary shares.

Charges of Preferred Stock Depositary

Host Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Host Inc. will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Host Inc. notice of its election to do so, and Host Inc. may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from Host Inc. that are received by the depositary with respect to the related preferred stock.

Neither the depositary nor Host Inc. will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of Host Inc. and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. Host Inc. and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. Host Inc. and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Host Inc., on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Host Inc.

DESCRIPTION OF WARRANTS

General

Host Inc. may issue warrants to purchase common stock, preferred stock or depositary shares. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such offered securities. The warrants are to be issued under warrant agreements to be entered into between Host Inc. and a bank or trust company, as warrant agent, as specified in the prospectus supplement relating to the warrants being offered pursuant thereto. The warrant agent will act solely as an agent of Host Inc. in connection with the warrants of such class or series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued and the factors considered in determining their exercise or conversion price;

•	the number of the warrants issued with each share of preferred stock or common stock;

•	any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which such right shall expire; and

•	the maximum or minimum number of the warrants which may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of common stock, shares of preferred stock or depositary shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Host Inc. will, as soon as practicable, forward the shares of common stock, shares of preferred stock or depositary shares purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

Host Inc. may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase common stock, preferred stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to our stockholders, Host Inc. may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date for receiving subscription rights in such subscription rights offering set by Host Inc.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which such right shall expire;

•	the extent to which the subscription rights includes an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting arrangement entered into by Host Inc. in connection with the subscription rights offering.

Exercise of Subscription Rights

Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of common stock, shares of preferred stock, depository shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, Host Inc. will, as soon as practicable, forward evidence of the shares of common stock, shares of preferred stock, depository shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, Host Inc. may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of our charter and Bylaws is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our Bylaws. We have filed our charter and Bylaws as exhibits to the registration statement, of which this prospectus forms part.

Election of the Board of Directors

Our charter provides that the number of our directors may be established by the Board of Directors but may not be fewer than three nor more than thirteen. Our Bylaws provide that each director shall be elected by a majority of the total votes cast for and against each director in an uncontested election. Directors are elected by a plurality vote in any contested elections.

Removal of Directors; Vacancies

Our charter provides that, except for any directors who may be elected by holders of a class or series of shares other than common stock, a director may be removed only for cause and only by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of directors. Vacancies on the Board of Directors may be filled, at any regular meeting or at any special meeting called for that purpose, by the affirmative vote of the remaining directors except that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy resulting from the removal of a director by the stockholders may be filled by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of directors. The affirmative vote of holders of at least two-thirds of all the votes entitled to be cast is required to amend, alter, change, repeal or adopt any provisions in our charter inconsistent with the foregoing director removal provisions. These provisions preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and, thus, may reduce the vulnerability of Host Inc. to an unsolicited takeover proposal which may not be in the best interest of the stockholders.

Business Combinations

Under the Maryland General Corporation Law (the “MGCL”), “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include, but are not limited to, a merger, consolidation, share exchange, or, in circumstances specified in the MGCL, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which such person, otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

The Board of Directors has not opted out of the business combinations provisions of the MGCL and Host Inc. is subject to the five-year prohibition and the super-majority voting requirements with respect to business combinations involving Host Inc.; however, as permitted under the MGCL, Host Inc.’s Board of Directors may elect to opt out of these provisions in the future.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Charter and Bylaws

Our charter may be amended by the affirmative vote of holders of not less than a majority of all of the votes entitled to be cast on the matter; provided, however, that any amendment to certain charter provisions specifically identified in the charter, including provisions on removal of directors and filling vacancies, restrictions on transfer and ownership of stock, the vote required for certain extraordinary transactions and indemnification, must be approved by the affirmative vote of holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Our charter provides that our Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the Board of Directors or by the affirmative vote of stockholders holding a majority of the votes entitled to be cast on the matter.

Dissolution of the Company

The dissolution of Host Inc. must be advised by a majority of the entire Board of Directors and approved by the affirmative vote of holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in connection with a proposal to remove directors, each in compliance with the Bylaws, and that has supplied the information required by the Bylaws about each individual whom the stockholder proposes to nominate for election or (iii) provided that the special meeting has been called in accordance with the Bylaws, by any stockholder who is a stockholder of record both at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

Proxy Access Procedures for Qualifying Stockholders.

Our Bylaws permit a stockholder, or a group of no more than 20 stockholders, that owns at least 3% or more of the shares of our common stock continuously for at least three years to nominate and include in our proxy materials candidates for election as directors of the Company, subject to certain terms and conditions. Such stockholder(s) or group(s) of stockholders may nominate director candidates constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the stockholder(s) and the director nominee(s) satisfy the eligibility, notice and other requirements specified in the Bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the Board of Directors and (b) vest in the Board of Directors the exclusive power to fix the number of directorships. Our Board of Directors has adopted a resolution prohibiting the Company from electing to be subject to the provision of Subtitle 8 which permits the board of directors to divide its directorships into classes. The Board of Directors may not repeal this prohibition unless the repeal is approved by the stockholders of the company by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Our charter requires that a stockholder-requested special meeting of stockholders be called by our secretary upon the written request of stockholders entitled to cast 25% of all the votes entitled to be cast. However, the stockholder-requested special meeting does not need to be called to consider any matter which is substantially the same as a matter voted on during the preceding 12 months unless requested by stockholders entitled to case a majority of the votes entitled to be cast.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination provisions of the MGCL, the provisions of our charter on removal of directors, the stock transfer and ownership restrictions in the charter and the advance notice provisions of our Bylaws could delay, defer or prevent a transaction or a change in control of Host Inc. that might involve a premium price for holders of our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences and other material tax considerations relating to our company and to the holders of our common stock. The discussion set forth herein is not intended to be, and should not be construed as, tax advice. As used in this section only, references to the terms “company,” “we,” “our,” and “us” mean only Host Inc., and not its subsidiaries, except as otherwise indicated. We have not sought and will not seek an advance ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed in this section. This discussion is based upon the Internal Revenue Code, the Treasury regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences described below. This discussion also is based upon the assumption that we will operate our company and its subsidiaries in accordance with their applicable organizational documents and in the manner that we have represented. This discussion does not address the actual material U.S. federal income tax consequences of the ownership and disposition of our common stock to any particular holder, which depend on that stockholder’s particular tax circumstances. In addition, this discussion does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax other than the income tax, associated with the ownership or disposition of our common stock or our election to be taxed as a REIT.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the acquisition, ownership and disposition of our common stock, including the federal, state, local, and foreign income and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

U.S. Federal Income Taxation of the Company

General

We are the sole general partner of Host L.P. and hold approximately 99% of its outstanding partnership interests as of March 31, 2022. We made an election to be treated as a REIT, effective for our taxable year beginning January 1, 1999. We believe that we have been organized and have operated in a manner that has permitted us to qualify as a REIT from the effective date of our REIT election. We own, through Host L.P., 100% of the outstanding common stock and 28.6% of the outstanding preferred stock of an entity that also has elected to be treated as a REIT. This entity is subject to the same REIT qualification requirements and other limitations described herein that apply to us.

The law firm of Hogan Lovells US LLP (“Hogan Lovells”) has acted as our REIT tax counsel in connection with the filing of the registration statement, of which this prospectus forms a part. In that capacity, Hogan Lovells has rendered an opinion to us to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, effective for each of our taxable years ended December 31, 1999, through and including December 31, 2021, and that our current organization and current and intended method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for the current taxable year and thereafter. It must be emphasized that the opinion of Hogan Lovells is based on various assumptions relating to our organization and operation, is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells or by us that we will qualify as a REIT for any particular year. The opinion of Hogan Lovells is expressed as of the date issued. Hogan Lovells has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells’ opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which tax could be significant in amount) in order for us to maintain our REIT qualification. Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, our compliance with which will not be reviewed by Hogan Lovells. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Hogan Lovells. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market value of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that currently is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income, net of corporate income taxes paid, is distributed thereto. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends by us to holders of our common stock.

U.S. stockholders (as defined herein) generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at tax rates applicable to ordinary income, instead of at lower capital gain rates. For taxable years beginning after December 31, 2017 and before January 1, 2026, generally, U.S. stockholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum tax rate of 23.8% (which tax rate takes into account the maximum capital gain tax rate of 20% and the 3.8% Medicare tax on net investment income, described below under “—Medicare Tax on Net Investment Income”). See “—U.S. Federal Income Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

Any net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to our stockholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “—U.S. Federal Income Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

Even if we qualify to be taxed as a REIT, we nonetheless will be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular corporate income tax rates (currently 21% for U.S. federal corporate income tax purposes) on any undistributed “REIT taxable income,” including undistributed net capital gain, for any taxable year. REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Requirements for Qualification as a REIT—Gross Income Tests—Prohibited Transactions Tax” below.

•

If we elect to treat property that we acquire in connection with certain leasehold terminations or a foreclosure of a mortgage loan as “foreclosure property,” we may thereby avoid (1) the 100% prohibited transactions tax on gain from a resale of that property (if the sale otherwise would constitute a prohibited transaction); and (2) the inclusion of any income from such property as non-qualifying income for purposes of the REIT gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%). See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property,” below.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test, or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•

If we violate the asset tests (other than a de minimis failure of the 5% or 10% asset test) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, which, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest U.S. federal corporate income tax rate (currently 21%), if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods (collectively, the “required distribution”), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid U.S. federal corporate income tax.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below under “—Requirements for Qualification as a REIT.”

•

We will be subject to a 100% penalty tax on amounts we receive from, on certain expenses deducted by, and on certain service income imputed to, a taxable REIT subsidiary (“TRS”) if certain arrangements between us and our TRSs are not comparable to similar arrangements among unrelated parties.

•

If we acquire appreciated assets from a corporation that is or has been a C corporation (or a partnership in which a C corporation is a partner) in a transaction in which our tax basis in the assets is determined by reference to the C corporation’s (or such partnership’s) tax basis in such assets, provided no election is made for the transaction to be taxable currently, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following the acquisition from the C corporation (or partnership).

•	We may elect to retain and pay U.S. federal corporate income tax on our net long-term capital gain. See “—U.S. Federal Income Taxation of Our Stockholders.”

•	The earnings of our subsidiaries that are C corporations, including our TRSs, are subject to domestic and/or foreign corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property, gross receipts and other taxes on our assets and operations. We also could be subject to tax in other situations and on transactions not presently contemplated. Under the terms of its partnership agreement, Host L.P. is responsible for paying, or reimbursing us for the payment of, our tax liabilities (and any interest and penalties associated therewith), except for taxes imposed on us because of our failure to qualify as a REIT or to distribute to our stockholders an amount equal to our taxable income.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable stock, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding stock of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of 5% or more of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If such record holder fails or refuses to comply with the demands, such record holder will be required by Treasury regulations to submit a statement with such record holder’s tax return disclosing such record holder’s actual ownership of our stock and other information. We have complied, and currently intend to continue to comply, with these requirements.

We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (10). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. These restrictions, however, do not ensure that we previously have satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, such stock ownership requirements. If we fail to satisfy these requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the demand and record-keeping requirements described in the previous paragraph and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6), we will be treated as having satisfied this requirement. See “—Failure to Qualify as a REIT.”

Effect of Subsidiary Entities

Ownership of Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value asset test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of Host L.P. and any subsidiaries treated as partnerships for U.S. federal income tax purposes will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of the rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Host L.P. and Our Other Subsidiary Partnerships.” As the sole general partner of Host L.P., we have direct control over it and indirect control over the subsidiaries in which Host L.P. or a subsidiary has a controlling interest. We currently intend to operate these entities in a manner consistent with the requirements for our qualification as a REIT.

If we own a corporate subsidiary that is a “qualified REIT subsidiary” (“QRS”), that QRS generally is disregarded for U.S. federal income tax purposes, and its assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation other than a TRS that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, also generally are disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, sometimes are referred to herein as “pass-through subsidiaries.”

In the event that our disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us), the subsidiary’s separate existence no longer would be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated either as a partnership or as a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS, a QRS or another REIT. See “—Gross Income Tests” and “—Asset Tests.”

Ownership of Subsidiary REITs

We own one subsidiary REIT. We believe that this subsidiary REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election. However, if this subsidiary REIT were to fail to qualify as a REIT, then (i) the subsidiary REIT would become subject to U.S. federal corporate income tax, as described herein, see “—Failure to Qualify as a REIT” below, and (ii) our equity interest in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership in corporations other than REITs, QRSs and TRSs. See “—Asset Tests” below. If the subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% voting stock asset test and the 10% value asset test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT, unless we could avail ourselves of certain relief provisions. We made a “protective” TRS election with respect to the subsidiary REIT and may implement other protective arrangements intended to avoid such an outcome if the subsidiary REIT fails to qualify as a REIT, but there can be no assurance that such “protective” elections and other arrangements will be effective to avoid the resulting adverse consequences to us. Moreover, even if the “protective” TRS election with respect to the subsidiary REIT were to be effective in the event of the failure of the subsidiary REIT to qualify as a REIT, because of the significant value attributable to the subsidiary REIT, there could be no assurance that we would not fail to satisfy the requirement that not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs. In this event, we would fail to qualify as a REIT unless we could avail ourselves or the subsidiary REIT could avail itself of certain relief provisions.

Ownership of Taxable REIT Subsidiaries

A TRS is an entity that is taxable as a corporation in which a REIT owns, directly or indirectly, an equity interest, including stock, and that elects with the REIT to be treated as a TRS under the Internal Revenue Code. If a TRS owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary also will be treated as a TRS. A TRS is a C corporation subject to U.S. federal corporate income tax rates (currently 21%). The gross income and assets of our TRSs are not attributable to us for purposes of satisfying the REIT income and asset test requirements.

A TRS must not directly or indirectly operate or manage a lodging or health care facility or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Although a TRS may not operate or manage a lodging facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” and such facility is operated on behalf of the TRS by an “eligible independent contractor.” A “qualified lodging facility” generally is a hotel at which no authorized gambling activities are conducted, and includes the customary amenities and facilities operated as part of, or associated with, the hotel. “Customary amenities” must be customary for other properties of a comparable size and class owned by other owners unrelated to the REIT. An “eligible independent contractor” is an independent contractor that, at the time a management agreement is entered into with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for a person or persons unrelated to either the TRS or any REITs with which the TRS is affiliated. A hotel management company that otherwise would qualify as an “eligible independent contractor” with regard to a TRS of a REIT will not so qualify if the hotel management company and/or one or more actual or constructive owners of 10% or more of the hotel management company actually or constructively own more than 35% of the REIT, or one or more actual or constructive owners of more than 35% of the hotel management company own 35% or more of the REIT (determined with respect to a REIT whose stock is regularly traded on an established securities market by taking into account only the stock held by persons owning, directly or indirectly, more than 5% of the outstanding stock of the REIT and, if the stock of the eligible independent contractor is publicly-traded, more than 5% of the publicly-traded stock of the eligible independent contractor). We believe, and currently intend to take all steps reasonably practicable to ensure, that none of our TRSs has engaged or will engage in “operating” or “managing” our hotels and that the hotel management companies engaged to operate and manage hotels leased to or owned by our TRSs have qualified and continue to qualify as “eligible independent contractors” with regard to those TRSs.

In addition to the restrictions discussed above, current restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal corporate income taxation. First, in certain circumstances a TRS may not be able to deduct interest paid or accrued by it for U.S. federal income tax purposes. See “—Interest Deduction Limitation” below. Our TRSs make substantial interest payments to us, and there can be no assurance that the limitation on interest deductions applicable to TRSs will not apply to such interest payments, resulting in an increase in the corporate income tax liability of such TRSs. Second, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Our TRSs make substantial payments to us, including rental payments pursuant to the hotel leases and other payments. There can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of the rental and other payments received by us from, expenses deducted by, or service income imputed to, our TRSs. While we believe that the arrangements with our TRSs reflect arm’s-length terms, these determinations inherently are factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect accurately their respective incomes.

Because of the restrictions applicable to the income, assets and activities of a REIT, we may need to conduct certain business activities in one or more TRSs. These business activities include alternative uses of real estate, such as the development and/or sale of timeshare or condominium units or certain parcels of developed land. As discussed below under “—Asset Tests,” the aggregate value of all of our TRSs may not exceed 20% of the value of our total assets.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year must be derived from investments relating to real property or mortgages on real property, including:

•	“rents from real property”;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

•	interest income derived from mortgage loans secured by real property or interests in real property; and

•

income attributable to the temporary investment of new capital in stock and debt instruments during the one-year period following the receipt by us of new capital raised through equity offerings or the issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (1) other dividends, (2) interest and (3) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of one or both of the 75% and 95% gross income tests, the following items of income are excluded from the computation of gross income: (1) gross income from prohibited transactions; (2) certain foreign currency gain; and (3) income and gain from certain hedging transactions. See “—Income from Hedging Transactions,” “—Foreign Currency Gain,” and “—Prohibited Transactions Tax,” below.

Rents from Real Property

Currently, rents paid pursuant to the leases of our hotels to our TRSs, together with gain from the sale of hotels and interest received from the TRSs, constitute substantially all of our gross income. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

•

First, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

•

Third, rents we receive from a “related party tenant” generally will not qualify as rents from real property. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Two exceptions apply with respect to the lease of property by a REIT to a TRS. We may lease our hotels that qualify as “qualified lodging facilities” to our TRSs if the hotel is operated on behalf of the TRS by an “eligible independent contractor.” In addition, a REIT may lease any property to a TRS if at least 90% of the property is leased to unrelated tenants, and the rent paid by the TRS is substantially comparable to rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a controlled TRS can fail to qualify even if the above conditions are met.

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Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, generally we must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue, or through a TRS. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. A REIT is permitted to provide directly to tenants services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience. A REIT may provide a minimal amount of “non-customary” services to its tenants, other than through an independent contractor or a TRS, but if the income from these impermissible tenant services exceeds 1% of the total gross income from a property, then all of the gross income from that property will fail to qualify as rents from real property. If the total amount of the income from impermissible tenant services does not exceed 1% of the total gross income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. A REIT is deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of the direct cost of providing the service.

Because we lease substantially all our properties to our TRSs, we generally do not provide services to our tenants.

In order for the rent paid pursuant to the leases with our TRSs to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes. Accordingly, the leases cannot be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases for U.S. federal income tax purposes depends upon an analysis of all the relevant facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•

the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee is required simply to use its best efforts to perform its obligations under the agreement); and

•

the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

In addition, Section 7701(e) of the Internal Revenue Code provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract properly is treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease inherently is factual, the presence or absence of any single factor may not be dispositive in every case.

Our leases have been structured with the intent to qualify as true leases for U.S. federal income tax purposes. However, this determination inherently is a question of fact, and we cannot assure you that the IRS will not assert successfully a contrary position. If the leases were recharacterized as service contracts or partnership agreements, rather than true leases, or disregarded altogether for U.S. federal income tax purposes, all or part of the payments that we receive from the TRSs would not be considered rent or would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose our REIT status.

As indicated above, “rents from real property” must not be based in whole or in part on the income or profits of any person. Except with regard to the lease of the Fort Lauderdale Marriott Harbor Beach Resort & Spa and any other leases that we acknowledge will not qualify as producing “rents from real property,” each of our leases provides for periodic payments of a specified base rent plus, to the extent that it exceeds the base rent, additional rent which is calculated based upon the gross sales of the hotel subject to the lease, plus certain other amounts. Payments made pursuant to these leases should qualify as “rents from real property” since generally they are based on either fixed dollar amounts or on specified percentages of gross sales that are fixed at the time the leases are entered into. The foregoing assumes that the leases have not been and will not be renegotiated during their term in a manner that has the effect of basing either the percentage rent or the base rent on income or profits. The foregoing also assumes that the leases are not in reality used as a means of basing rent on income or profits. More generally, the rent payable under the leases will not qualify as “rents from real property” if, considering the leases and all of the relevant circumstances, the arrangement does not conform with normal business practices. We have not renegotiated, and currently do not intend to renegotiate, the percentages used to determine the percentage rent during the terms of the leases in a manner that has had or will have the effect of basing rent on income or profits. In addition, we believe that the rental provisions and other terms of the leases conform with normal business practices and generally are not intended to be used as a means of basing rent on income or profits. Furthermore, currently we intend that, with respect to properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross sales, as described above.

As noted above, under the Internal Revenue Code, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rents from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The amount of rent attributable to personal property is the amount which bears the same ratio to total rent for the taxable year as the average of the fair market value of the personal property at the beginning and end of the year bears to the average of the aggregate fair market value of both the real and personal property at the beginning and end of such year. We believe that, with respect to each of our leases that includes a lease of items of personal property, either the amount of rent attributable to personal property with respect to such lease will not exceed 15% of the total rent due under the lease (determined under the law in effect for the applicable period), or, with respect to leases where the rent attributable to personal property constitutes non-qualifying income, such amounts, when taken together with all other non-qualifying gross income, will not jeopardize our status as a REIT. Each such lease permits the lessor to take certain steps, including requiring the lessee to purchase certain furniture, fixtures and equipment or to lease such property from a third party, including a TRS, if necessary to ensure that all of the rent attributable to personal property with respect to such lease will qualify as “rents from real property.”

Interest Income

Interest generally will be non-qualifying gross income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales still may qualify under the gross income tests. We receive interest income from our TRSs and from third parties, which will constitute qualifying gross income for purposes of the 95% gross income test, but not necessarily for purposes of the 75% gross income test. We do not expect that the interest income from these sources will affect our ability to satisfy the requirements of the 75% gross income test.

Dividend Income

We receive distributions from our TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. We also may recognize capital gain with respect to our investments in our TRSs or such other corporations. Such dividend income or capital gain will constitute qualifying gross income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We do not expect that these amounts will affect our ability to satisfy the requirements of the 75% gross income test. Any dividends that we receive from a REIT, or capital gain recognized in connection with an investment in a REIT, will be qualifying gross income for purposes of both the 95% and 75% gross income tests.

Income from Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Gross income of a REIT, including gross income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into in order to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of either the 75% or the 95% gross income tests. Gross income of a REIT arising from hedging transactions that are entered into in order to manage the risk of currency fluctuations will not be treated as gross income for purposes of either the 75% gross income test or the 95% gross income test, provided that the transaction is “clearly identified” as specified in the Internal Revenue Code. Gross income from, and gain from the termination of, “clearly identified” hedges entered into in connection with the termination of a hedging transaction described in the two immediately preceding sentences, where the property or indebtedness that was the subject of the prior hedging transaction was extinguished or disposed of, also will be excluded from gross income for purposes of the 75% gross income test and the 95% gross income test. To the extent that we hedge with other types of financial instruments or in other situations, the resultant gross income will be treated as gross income that does not qualify under the gross income tests unless the hedge meets certain requirements, and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, although this determination depends on an analysis of the facts and circumstances concerning each hedging transaction.

Foreign Currency Gain

“Real estate foreign exchange gain” is excluded from the 75% gross income test and “passive foreign exchange gain” is excluded from the 95% gross income test. “Real estate foreign exchange gain” means (i) foreign currency gain attributable (without duplication) to (A) an item of gross income or gain to which the 75% gross income test applies, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property or (ii) foreign currency gain attributable to a “qualified business unit” (“QBU”) of the REIT under Section 987 of the Internal Revenue Code, provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described below under “—Asset Tests.” “Passive foreign exchange gain” is (without duplication) real estate foreign exchange gain, foreign currency gain attributable to an item of income or gain to which the 95% gross income test applies, foreign currency gain attributable to the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or foreign currency gain attributable to becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property.

Global Intangible Low-Taxed Income

Section 951A of the Internal Revenue Code requires us to include in gross income the “global intangible low-taxed income” (“GILTI”) determined with respect to certain of our foreign corporate subsidiaries, regardless of whether any distributions actually are made by such subsidiaries. GILTI generally is equal to the excess, if any, of our pro rata share of the net income (as specially determined for this purpose, taking into account a number of modifications) of those foreign corporate subsidiaries over a deemed 10% return with respect to certain tangible investments made by such foreign subsidiaries. Any GILTI recognized by us will not qualify for the 75% gross income test but will qualify for the 95% gross income test. We intend to manage the operations of our foreign corporate subsidiaries, and our ownership of stock of such subsidiaries so as to avoid realizing income that would cause us to fail to satisfy the 75% gross income test.

Prohibited Transactions Tax

Net income that we derive from a prohibited transaction is excluded from gross income solely for purposes of the 75% and 95% gross income tests and is subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(2) of the Internal Revenue Code) recognized in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that we hold primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. We currently intend that we will hold our hotels for investment with a view to long-term appreciation, engage in the business of acquiring and owning hotels, and make sales of hotels consistent with our investment objectives. No assurance can be given that any of the hotels or other property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gain from the sale of property that is owned by a TRS or by another taxable C corporation, although such income will be subject to tax in the hands of the C corporation at U.S. federal corporate income tax rates.

Income from Foreclosure Property

We generally will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and any foreign currency gain, other than income that constitutes qualifying income for purposes of the 75% gross income test (other than by reason of such income being income or gain from foreclosure property).

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gain from prohibited transactions described above, even if the property otherwise would constitute inventory or dealer property. If an unrelated third party lessee defaults under a lease, we are permitted to lease the related hotel to a TRS, in which case the hotel would not become foreclosure property. To the extent that we receive any income from property described in clause (1) above that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to acquired “distressed loans”).

Failure to Satisfy the Gross Income Tests

We intend to continue to monitor our sources of gross income, including any non-qualifying gross income received by us, and manage the ownership of our assets so as to ensure our compliance with the 75% and 95% gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we still may qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions generally will be available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for such taxable year in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “—General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax, which could be significant in amount, based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

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at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items (including shares of certain money market funds), U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings and leasehold interests in real property, stock of other corporations that qualify as REITs, debt instruments issued by publicly offered REITs, interests in mortgages on interests in real property, personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”, and some types of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

•	not more than 25% of our total assets may be represented by securities other than those described in the first bullet above;

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except for securities described in the first bullet above and the last bullet below and securities in TRSs or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	except for securities described in the first bullet above and the last bullet below and securities in TRSs or QRSs, we may not own more than 10% of any one issuer’s outstanding voting securities;

•

except for securities described in the first bullet above and the last bullet below, securities in TRSs or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer;

•	not more than 20% of our total assets may be represented by securities of one or more TRSs; and

•

not more than 25% of our total assets may be represented by debt instruments issued by publicly offered REITs that are “nonqualified” (e.g., not secured by real property or interests in real property).

For purposes of the asset tests, a REIT is not treated as owning the stock of a QRS or an equity interest in any entity treated as a partnership or disregarded for U.S. federal income tax purposes. Instead, a REIT is treated as owning its proportionate share of the assets held by such entity. Solely for purposes of the 10% value asset test, the determination of our interest in the assets of an entity treated as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Internal Revenue Code.

The 10% value asset test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Internal Revenue Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value asset test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test referenced above; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value asset test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors, other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” (as defined in the Internal Revenue Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule) and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for purposes of a partnership issuer, our interest as a partner in the partnership).

We intend to continue to maintain adequate records of the value of our assets in order to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any non-compliance with the asset tests. See “—Failure to Satisfy the Asset Tests.” We likely will not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets. We do not intend to seek an IRS ruling as to the classification of our properties for purposes of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets or our interest in other securities will not cause a violation of the REIT asset test requirements.

Failure to Satisfy the Asset Tests

The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities in such issuer, including as a result of increasing our interest in pass-through subsidiaries. An example of such an acquisition would be an increase in our interest in Host L.P. as a result of the exercise of a limited partner’s redemption right relating to units in Host L.P. or an additional capital contribution to Host L.P. of proceeds from an offering of stock by us. After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes of asset values (including a failure caused solely by a change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets or acquiring sufficient qualifying assets within 30 days after the close of such quarter. We intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any non-compliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is done, there can be no assurance that such steps always will be successful. If we fail to timely cure any non-compliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests, can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) in order to cure such a violation that does not exceed the lesser of 1% of the value of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests results in a violation in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps, including disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) multiplied by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing, in accordance with applicable Treasury regulations, a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us in order to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which tax could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to pay dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•

the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gain and the deduction for dividends paid, and (2) 90% of our net income, after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of “non-cash income” over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

For purposes of this test, “non-cash income” means income attributable to (1) leveled stepped rents, (2) original issue discount included in our taxable income without the receipt of cash, (3) cancellation of indebtedness or (4) a like-kind exchange that later is determined to be taxable.

We generally must make dividend payments in the taxable year to which they relate. Dividend payments may be made in the following year in two circumstances. First, we may declare a dividend in October, November or December of any year with a record date in one of such months if we pay the dividend on or before January 31 of the following year. Such dividends are treated both as paid by us and received by our stockholders on December 31 of the year in which they are declared. Second, dividend payments for the current year may be made in the following year if they are declared before we timely file our tax return for the current year and if they are made with or before the first regular dividend payment after such declaration. These dividends are taxable to our stockholders in the year in which paid, even though they relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide REITs with a REIT-level dividends paid deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. This requirement does not apply to publicly offered REITs, including us, with respect to distributions made in tax years beginning after 2014, but may continue to apply to our subsidiary REIT (although subsidiary REITs have been considered “publicly offered” under certain circumstances).

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at U.S. federal corporate income tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gain and pay tax on such gain. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gain in their taxable income, and for them to receive a corresponding credit for their share of the U.S. federal corporate income tax that we pay thereon. Our stockholders would then increase the adjusted tax basis of their stock by the difference between (1) the amount of capital gain dividends that we designated and that they included in their taxable income, and (2) the tax that we paid on their behalf with respect to that capital gain. Alternatively, we could pay tax on such long-term capital gain and not adopt the credit regime discussed herein.

To the extent that, in the future, we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must pay in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our stockholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through or used by our stockholders. See “—U.S. Federal Income Taxation of Our Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.” Under amendments made by the Tax Cuts and Jobs Act of 2017 (“TCJA”) to Section 172 of the Internal Revenue Code, our deduction for any net operating loss carryforwards arising from losses we incur in taxable years beginning after December 31, 2017 is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our capital gain net income for such year and (3) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (a) the amount actually distributed and (b) the amount of income we retained and on which we paid U.S. federal corporate income tax.

We currently intend to make timely dividends sufficient to satisfy the annual distribution requirements. Host L.P.’s partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause Host L.P. to distribute to its partners an amount sufficient to permit us to meet these distribution requirements. Our subsidiary REIT intends to use consent dividends, in addition to cash dividends, in order to satisfy all or a portion of its distribution requirements.

The calculation of REIT taxable income includes deductions for noncash expenses, such as depreciation. Accordingly, we anticipate that generally we will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of cash and the actual payment of deductible expenses, and the inclusion of income and deduction of expenses for purposes of determining our annual taxable income. Further, under amendments to Section 451 of the Internal Revenue Code made by the TCJA, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than the time at which such income is taken into account in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per employee limit of $1 million on the amount of compensation that a publicly held corporation (including a REIT, beginning in 2021) may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. We also may decide to retain our cash, rather than distribute it, to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property (including shares of our stock) in order to meet the distribution requirements, while preserving our cash. Alternatively, subject to certain conditions and limitations, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash available to be distributed with respect to such dividend must be at least 20% of the total dividend, and may be subject to other limitations. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount (both the cash and stock component) of the dividend as ordinary taxable income to the extent of our current and accumulated earnings and profits.

We may be able to rectify a failure to meet the distribution requirements for a particular tax year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

We calculate our REIT taxable income based upon the conclusion that the lessor is the owner of the hotels for U.S. federal income tax purposes. As a result, we expect that the depreciation deductions with respect to the hotels owned by the lessors will reduce our REIT taxable income. This conclusion is consistent with the conclusion above that the TRS leases for our hotels have been and will continue to be treated as true leases for U.S. federal income tax purposes. If, however, the IRS were to challenge successfully this position, in addition to failing in all likelihood the 75% and 95% gross income tests described above, we also might be deemed retroactively to have failed to meet the REIT distribution requirements and would have to rely on the payment of a “deficiency dividend” in order to retain REIT status.

Interest Deduction Limitation

Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Internal Revenue Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any amount paid or accrued in excess of the limitation is carried forward and may be deducted in a subsequent year, again subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Internal Revenue Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Internal Revenue Code, which generally is less favorable than the generally applicable system of depreciation under the Internal Revenue Code. In general, while there is limited authority that specifically addresses the leasing of hotels, we believe that the leasing of our hotels to our TRSs should constitute a real property trade or business, and we may elect not to have the interest deduction limitation apply to that trade or business. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make in order to comply with the REIT distribution requirements and avoid incurring U.S. federal corporate income tax. The activities conducted by our TRSs will constitute a real property trade or business and the election to avoid the application of the 30% limitation will be available to such entities.

Like-Kind Exchanges

We may dispose of hotels in transactions intended to qualify as like-kind exchanges under Section 1031 of the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal corporate income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal corporate income tax, including the built-in gains tax and possibly including the 100% prohibited transaction tax, depending on the facts and circumstances of the particular transaction. Effective for exchanges completed after December 31, 2017 (subject to certain transition rules), the preferential tax treatment applicable to like-kind exchanges is limited to exchanges of real property not held primarily for sale. Previously, the like-kind exchange provisions also applied to personal property not held primarily for sale. Accordingly, for exchanges completed after December 31, 2017, gain from exchanges of personal property and intangible property will not qualify for deferral under Section 1031 of the Internal Revenue Code.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and in maintaining our qualification as a REIT. Failure to comply therewith could result in monetary fines.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at U.S. federal corporate income tax rates. We would be unable to deduct distributions to our stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. As a result, we anticipate that our failure to qualify as a REIT would reduce the funds available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our common stockholders would be taxable to such stockholders as dividends to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividends paid to U.S. holders of our common stock that are individuals, trusts and estates may be taxable at preferential income tax rates (i.e., the 23.8% maximum U.S. federal rate for capital gain, which rate takes into account the maximum capital gain tax rate of 20% and the 3.8% Medicare tax on net investment income, described below under “—Medicare Tax on Net Investment Income”) for qualified dividends. Such dividends, however, would not be eligible for the 20% deduction on “qualified” REIT dividends allowed by Section 199A of the Internal Revenue Code generally available to U.S. holders of our common stock that are individuals, trusts or estates for taxable years beginning after December 31, 2017 and before January 1, 2026. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we also would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lose our qualification. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Tax Aspects of Host L.P. and Our Other Subsidiary Partnerships

General

Substantially all our hotels are owned indirectly through Host L.P., which owns these hotels either directly or through certain subsidiaries (including through our subsidiary REIT). This discussion focuses on the tax aspects of our ownership of hotels through partnerships and entities, such as limited liability companies, that are treated as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and potentially are subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our gross income our proportionate share of partnership items for purposes of the gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held through Host L.P. and those of its subsidiaries that either are disregarded as separate entities or treated as partnerships for U.S. federal income tax purposes. See “—Effect of Subsidiary Entities—Ownership of Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries” above.

Entity Classification

If Host L.P. or any non-corporate subsidiary were treated as an association, the entity would be taxable as a corporation and, therefore, would be subject to U.S. federal corporate income tax on its taxable income. In such a situation, the character of our assets and items of gross income would change and could preclude us from qualifying as a REIT (see “—Asset Tests” and “—Gross Income Tests” above).

We assume for purposes of this discussion that Host L.P. and all its subsidiaries (other than our TRSs and our subsidiary REIT) are classified as partnerships or disregarded as separate entities for U.S. federal income tax purposes. Pursuant to Treasury regulations under Section 7701 of the Internal Revenue Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or is treated as a corporation because it is a “publicly traded partnership.”

Neither Host L.P. nor any of its non-corporate subsidiaries that are not a TRS has elected or will elect to be treated as a corporation. Therefore, subject to the disclosure below, Host L.P. and each such subsidiary will be treated as a partnership for U.S. federal income tax purposes (or, if such an entity only has one partner or member, a disregarded entity for U.S. federal income tax purposes).

Pursuant to Section 7704 of the Internal Revenue Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests of which are traded on an established securities market, or (ii) the interests of which are readily tradable on a “secondary market or the substantial equivalent thereof.” Host L.P. units currently are not and in the future will not be traded on an established securities market. There is a significant risk, however, that the Host L.P. units could be considered readily tradable on the substantial equivalent of a secondary market. In that event, Host L.P. could be treated as a “publicly traded partnership,” but even then it only would be taxable as a corporation if less than 90% of its gross income were to constitute “qualifying income.” Treasury regulations under Section 7704 of the Internal Revenue Code set forth certain “safe harbors” under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Internal Revenue Code (the “Safe Harbors”).

“Qualifying income,” for purposes of the “qualifying income” exception, generally is real property rents and other types of passive income. We believe that Host L.P. has had and will continue to have sufficient qualifying gross income so that it would be taxed as a partnership even if it were considered a publicly traded partnership. The gross income requirements applicable to us in order for us to qualify as a REIT under the Internal Revenue

Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two gross income tests, we do not believe that these differences would cause Host L.P. not to satisfy the 90% gross income test applicable to publicly traded partnerships.

If Host L.P. were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in Host L.P. would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see “—Asset Tests” above). In this event, the value of our stock could be materially adversely affected (see “—Failure to Qualify as a REIT” above).

Except with regard to the exercise of the right to redeem Host L.P. units and certain “permitted transfers” (generally among related individuals or entities) under Host L.P.’s partnership agreement, no limited partner may transfer Host L.P. units without our prior written consent, as general partner of Host L.P., which consent may be withheld in our sole discretion. Host L.P.’s partnership agreement provides that we will take such actions, if any, that are reasonably necessary or appropriate to prevent Host L.P. from being classified as a publicly traded partnership and, except as provided otherwise in the partnership agreement, to permit Host L.P. to insure that at least one of the Safe Harbors is met. We may exercise our authority, as general partner, under the partnership agreement to impose limitations on the right to redeem Host L.P. units only to the extent that outside tax counsel provides to us an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that Host L.P. will be treated as a publicly traded partnership and, by reason thereof, taxable as a corporation. These limitations, if imposed, could adversely affect the holders of Host L.P. units.

Partnership Tax Allocations

A partnership agreement generally will determine the allocation of income and loss among partners. However, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the regulations promulgated thereunder. Generally, Section 704(b) of the Internal Revenue Code and the regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in Host L.P.’s partnership agreement and the partnership agreements and operating agreements of its non-corporate subsidiaries are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the regulations promulgated thereunder.

Tax Allocations with Respect to our Hotels

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property, such as our hotels, that is contributed to a partnership in exchange for an interest therein must be allocated in a manner such that the contributing partner is charged with, or benefits from, the difference between the adjusted tax basis and the fair market value of such property at the time of contribution. This difference is known as built-in gain or built-in loss. Host L.P.’s partnership agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. In general, the partners of Host L.P., including us, who contribute appreciated assets with built-in gain are allocated depreciation deductions for U.S. federal income tax purposes that are lower than such deductions would be if determined on a pro rata basis. Thus, the carryover basis of the contributed assets in the hands of Host L.P. may cause us to be allocated lower depreciation and other deductions, and therefore effectively to be allocated more income, which might adversely affect our ability to comply with the REIT distribution requirements and/or cause a higher proportion of our distributions to our stockholders to be taxed as dividends. See “—Annual Distribution Requirements” above.

In addition, in the event of the disposition of any of the contributed hotels with built-in gain, all gain attributable thereto but not to exceed the amount of the built-in gain generally will be allocated to the contributing partners, even though the proceeds of such sale would be distributed proportionately among all the partners and could be retained by us rather than distributed to our stockholders. Thus, if Host L.P. were to sell a hotel with built-in gain that was contributed to Host L.P. by our predecessors or by us, generally we would be allocated all the gain attributable to the contributed hotel, not to exceed the amount of the built-in gain, which amount could exceed the economic, or “book,” income allocated to us as a result of such sale. Such an allocation might cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. It should be noted that, as the general partner of Host L.P., we will determine whether or not to sell a hotel that we contributed to Host L.P.

We and Host L.P. generally use the traditional method (with a provision for a curative allocation of gain on sale to the extent prior allocations of depreciation with respect to a specific hotel were limited by the “ceiling rule” applicable under the traditional method) to account for built-in gain with respect to the hotels contributed to Host L.P. in connection with our conversion from a C corporation to a REIT. This method generally is a more favorable method for accounting for built-in gain from the perspective of those partners, including us, who received Host L.P. units in exchange for property with a low adjusted tax basis relative to its fair market value at the time of the REIT conversion and is a less favorable method from the perspective of those partners who contributed cash or “high basis” assets to Host L.P., including us to the extent we contribute cash to Host L.P.

Any property purchased by Host L.P. initially will have an adjusted tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply in that case.

IRS Audits of Partnership Entities

Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, a partnership may be able to transfer these liabilities to its partners. In the event any adjustments are imposed by the IRS on the taxable income reported by Host L.P. or any of our subsidiary partnerships, we intend to utilize the rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of Host L.P. and our subsidiary partnerships who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for our subsidiary partnerships.

U.S. Federal Income Taxation of Our Stockholders

The following discussion describes the material U.S. federal income tax consequences to you of owning and disposing of our common stock. This summary does not address state, local or non-U.S. tax consequences.

This discussion assumes that you hold shares of our common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This discussion is not intended to constitute, and should not be construed as, tax advice and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	persons acting as nominees or otherwise not as beneficial owners;

•	dealers or traders in securities;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Tax-Exempt U.S. Stockholders”;

•	broker-dealers;

•	traders in securities that elect to mark them to market;

•	trusts, estates, regulated investment companies, real estate investment trusts, financial institutions, insurance companies or S corporations;

•	cooperatives;

•	investors subject to the alternative minimum tax;

•	investors that hold their common stock as part of a “hedge,” “straddle,” “conversion transaction,” “synthetic security” or other integrated investment;

•	investors that hold their common stock through a partnership or similar pass-through entity;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding 10% or more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•	non-U.S. stockholders (as defined below), except to the extent discussed below in “—U.S. Federal Income Taxation of Our Stockholders —Taxation of Non-U.S. Stockholders”;

•	foreign (non-U.S.) governments;

•	a person with a “functional currency” other than the U.S. dollar;

•	a U.S. expatriate; or

•	investors who otherwise are subject to special tax treatment under the Internal Revenue Code.

For purposes of this discussion, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership.

If you hold shares of our common stock and are not a U.S. stockholder or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, you are a non-U.S. stockholder.

Taxation of Taxable U.S. Stockholders

This section summarizes the U.S. federal income taxation of U.S. stockholders that are not tax-exempt organizations.

Distributions Generally

The dividends that we pay to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will be taken into account by stockholders as ordinary income when actually or constructively received. As long as we qualify as a REIT, these dividends will not be eligible for the dividends-received deduction for U.S. stockholders that are corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Except for dividends that we designate as qualified dividend income, dividends received from REITs are not eligible to be taxed at the preferential qualified dividend income tax rates currently available to individual U.S. stockholders who receive dividends from taxable C corporations. However, under Section 199A of the Internal Revenue Code, for taxable years beginning after December 31, 2017 and prior to January 1, 2026, U.S. stockholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of stock in respect of which the distributions were made. Rather, the distributions will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of stock, the U.S. stockholder generally must include such distributions in income as long-term capital gain if the stock has been held for more than one year, or short-term capital gain if the stock has been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before January 31 of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “U.S. Federal Income Taxation of the Company—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and may not be used to offset income of U.S. stockholders from other sources on their income tax returns. Such losses do not affect the character of any distributions that we make, which generally are subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Capital Gain Dividends

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends generally will be taxed to U.S. stockholders as long-term capital gain, without regard to the period during which the U.S. stockholder that receives such distribution has held its stock, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income.

We may elect to retain and pay taxes on some or all of our net long term capital gain. If so elected, U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gain, as well as a corresponding credit for taxes that we paid on such undistributed capital gain. The U.S. stockholder will increase the tax basis of its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits, and the earnings and profits of U.S. stockholders that are corporations, will be adjusted for the undistributed capital gain in accordance with Treasury regulations to be prescribed by the IRS. See “—Annual Distribution Requirements.” Otherwise, we could elect to retain and pay tax on our long-term capital gain without executing the credit regime discussed herein.

We will classify portions of any designated capital gain dividend or undistributed capital gain either as:

•

a long-term capital gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum tax rate of up to 23.8% (which tax rate takes into account the maximum capital gain tax rate of 20% and the 3.8% Medicare tax on net investment income, described below under “—Medicare Tax on Net Investment Income”), and taxable to U.S. stockholders that are corporations at a maximum tax rate of 21%; or

•

an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum tax rate of 25%, to the extent of previously claimed real property depreciation deductions.

The maximum amount of dividends that we may designate as capital gain and as “qualified dividend income” (discussed below) with respect to any taxable year may not exceed the dividends actually paid by us with respect to such year, including dividends paid by us in the succeeding tax year that relate back to the prior tax year for purposes of determining our dividends paid deduction.

Qualified Dividend Income

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we own an interest);

•

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal corporate income tax paid by us with respect to such undistributed REIT taxable income; and

•

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal corporate income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (1) the dividends are received from (a) a U.S. C corporation (other than a REIT or a “regulated investment company” under Section 851(a) of the Internal Revenue Code), (b) any TRS we may form or (c) a “qualifying foreign corporation,” and (2) specified holding period and other requirements are met. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount thereof.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gain from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We intend to notify U.S. stockholders regarding the portions of distributions for each year that constitute ordinary income, qualified dividend income, return of capital, unrecaptured Section 1250 gain and capital gain in compliance with the applicable IRS guidance.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the net capital gain deemed distributed to the U.S. stockholder (discussed above), less the tax deemed paid thereon and return of capital distributions.

In general, capital gain recognized by individuals, trusts or estates upon the sale or disposition of our common stock will be subject to a maximum U.S. federal income tax rate of up to 23.8% (which tax rate takes into account the maximum capital gain tax rate of 20% and the 3.8% Medicare tax on net investment income, described below) if the stock is held for more than one year, and will be taxed at ordinary income tax rates (of up to 40.8% for taxable years beginning after December 31, 2017 and before January 1, 2026, which tax rate takes into account the maximum ordinary income tax rate of 37% and the 3.8% Medicare tax on net investment income, described below) if the stock is held for one year or less. Gain recognized by stockholders that are corporations is subject to U.S. federal corporate income tax at a maximum rate of 21%, effective for taxable years beginning after December 31, 2017, whether or not such gain is classified as long-term capital gain. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rate for non-corporate U.S. stockholders) to all or a portion of capital gain recognized by a non-corporate U.S. stockholder on the sale of shares of our common stock that would correspond to a stockholder’s share of our “unrecaptured Section 1250 gain.” U.S. stockholders should consult with their tax advisors with respect to their capital gain tax liability.

A capital loss recognized by a U.S. stockholder upon the disposition of our common stock that has been held for more than one year at the time of disposition will be considered a long-term capital loss, which loss generally is available only to offset capital gain of the stockholder, but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such long-term capital loss). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

Medicare Tax on Net Investment Income

Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on “net investment income” (or, in the case of an estate or trust, on “undistributed net investment income”) which includes, among other things, dividends on, and gain from the sale or other disposition of, shares of REIT stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000, in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000, in the case of a married individual filing a separate return or (3) $200,000 in the case of a single individual. The temporary 20% deduction allowed by Section 199A of the Internal Revenue Code, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Internal Revenue Code and, thus, apparently is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Internal Revenue Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of dividends we pay during each calendar year and the amount of tax we withhold therefrom, if any. Generally, dividend payments are not subject to withholding; however, they may be subject to backup withholding. A stockholder may be subject to backup withholding at a rate of 24% with respect to dividends, unless the holder:

•	is a corporation or is considered exempt therefrom pursuant to certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of any capital gain dividends paid to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, dividend income from us and gain from the sale of our common stock generally should not give rise to UBTI to a U.S. tax-exempt stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17)) of the Internal Revenue Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) of the Internal Revenue Code whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules. These rules generally require such stockholders to characterize distributions from us as UBTI unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our common stock. These stockholders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) that is tax exempt under Section 501(a) of the Internal Revenue Code and (3) that owns more than 10%

of our common stock, could be required to treat a percentage of our dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•

either (1) one pension trust owns more than 25% of the value of our stock, or (2) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock; and

•

we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated as owned by the beneficiaries of such trusts for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities).

As a result of restrictions on the ownership and transfer of our common stock contained in our charter, we do not expect to be classified as a “pension-held REIT” and, as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our common stock is publicly traded, we cannot guarantee that this always will be the case.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Taxation of Non-U.S. Stockholders

The following is a discussion of rules governing the U.S. federal income taxation of the ownership and disposition of our common stock by non-U.S. stockholders. For purposes of this summary, a “non-U.S. stockholder” is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “U.S. Federal Income Taxation of Our Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, this discussion does not address all aspects of U.S. federal income taxation, and we urge non-U.S. stockholders to consult with their tax advisors regarding the effect of U.S. federal, state, local and non-U.S. income tax laws on the ownership and disposition of our common stock.

Distributions Generally

As described in the discussion below, distributions made by us with respect to our common stock will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	qualified dividends;

•	return of capital distributions; or

•	capital gain dividends (including unrecaptured Section 1250 gain).

This discussion assumes that our common stock will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions described below. If our common stock no longer is regularly traded on an established securities market, the tax consequences described below would differ materially.

Ordinary Income Dividends

A distribution made by us to a non-U.S. stockholder will be treated as an ordinary income dividend if the distribution is paid from our earnings and profits and:

•	is not attributable to our net capital gain, or

•

the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. stockholder owns 10% or less of the value of our common stock at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated tax rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of our dividend distributions (including distributions that later may be determined to have been paid in excess of current and accumulated earnings and profits) that could not be treated as FIRPTA gain distributions with respect to the non-U.S. stockholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business; or

•

the non-U.S. stockholder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Internal Revenue Code.

Tax treaties may reduce the withholding obligations with respect to our distributions. Under most tax treaties, however, taxation rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional requirements. If the amount of tax withheld with respect to a distribution to a non-U.S. stockholder exceeds the non-U.S. stockholder’s U.S. federal income tax liability with respect to the distribution, the non-U.S. stockholder may file for a refund of such excess from the IRS.

Return of Capital Distributions

Unless (A) our common stock constitutes a USRPI, as described in “—Dispositions of Our Common Stock” below or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends from our earnings and profits and are not FIRPTA gain distributions will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary income dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. stockholder’s proportionate share of our earnings and profits and (2) the non-U.S. stockholder’s tax basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gain tax rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and, if our common shares were not “regularly traded” on an established securities market, the collection of the tax would be enforced by a refundable withholding tax at a tax rate of 15% of the amount by which the distribution exceeds the non-U.S. stockholder’s share of our earnings and profits.

Capital Gain Dividends

Subject to the discussion below under the section titled “—FIRPTA Distributions,” a distribution made by us to a non-U.S. stockholder will be treated as long-term capital gain if the distribution is made from our current or accumulated earnings and profits, the distribution is attributable to our net capital gain (other than from the sale of a USRPI) and we timely designate the distribution as a capital gain dividend.

Long-term capital gain that a non-U.S. stockholder is deemed to receive from a capital gain dividend that is not attributable to the sale of a USRPI generally will not be subject to U.S. federal income tax in the hands of the non-U.S. stockholder unless:

•

the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on any such capital gain.

FIRPTA Distributions

From time to time, some of our distributions may be of amounts attributable to gain from the sale or exchange of USRPIs. Subject to the discussion below regarding “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, such distributions to a non-U.S. stockholder generally will be subject to the taxation and withholding regime applicable to ordinary income dividends only if (1) dividends are received with respect to a class of stock that is “regularly traded” on a domestic “established securities market,” both as defined by applicable Treasury regulations, and (2) the non-U.S. stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of distribution. If both of these conditions are satisfied, qualifying non-U.S. stockholders will not be subject to FIRPTA withholding or reporting with respect to such dividends, and will not be required to pay branch profits tax. Instead, these dividends will be subject to U.S. federal income tax and withholding as ordinary dividends, currently at a 30% tax rate, unless reduced by applicable treaty. Although there can be no assurance in this regard, we believe that our common stock is “regularly traded” on a domestic “established securities market” within the meaning of applicable Treasury regulations; however, we can provide no assurance that our common stock is or will continue to be “regularly traded” on a domestic “established securities market” in future taxable years.

Except as discussed above, for any year in which we qualify as a REIT, subject to the discussion below regarding “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, distributions that are attributable to gain from the sale or exchange of a USRPI are taxed to a non-U.S. stockholder as if these distributions were gains effectively connected with a trade or business in the U.S. conducted by the non-U.S. stockholder. A non-U.S. stockholder that does not qualify for the special rule discussed in the immediately preceding paragraph will be taxed on these amounts at the income tax rates applicable to a U.S. stockholder and will be required to file a U.S. federal income tax return reporting these amounts. If such a non-U.S. stockholder is a corporation, it also may be required to pay the 30% branch profits tax under Section 884 of the Internal Revenue Code in respect of these amounts. We or other applicable withholding agents will be required to withhold from distributions to such non-U.S. stockholders, and to remit to the IRS 21% of the amount treated as gain from the sale or exchange of USRPIs. The amount of any tax so withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability, and the non-U.S. stockholder may file for a refund from the IRS of any amount of tax that is withheld in excess of that tax liability.

Qualified Shareholders

Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA with respect to that REIT stock and thus will not be subject to the withholding tax rules under FIRPTA. If a foreign investor in a “qualified shareholder” directly or indirectly, whether or not by reason of such investor’s ownership interest in the “qualified shareholder,” holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the “qualified shareholder” (based on the foreign investor’s percentage ownership of the “qualified shareholder”) will be treated as a USRPI in the hands of the “qualified shareholder” and will be subject to FIRPTA.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that are regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A “qualified collective investment vehicle” is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership, and would be treated as a USRPHC if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding tax rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established (i) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (ii) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.

Undistributed Capital Gain

Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gain in respect of our common stock that is held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom, its proportionate share of the tax paid by us on the undistributed capital gain treated as long-term capital gain to the non-U.S. stockholder, and receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-U.S. stockholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. stockholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Common Stock

Unless shares of our common stock constitute a USRPI, a sale of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA.

Generally, subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” with respect to any particular non-U.S. stockholder, our common stock will constitute a USRPI only if each of the following three statements is true.

•

Fifty percent or more of our assets throughout a prescribed testing period consists of interests in real property located within the United States, excluding for this purpose interests in real property solely in a capacity as creditor. We believe that 50% or more of our assets will consist of interests in U.S. real property.

•

We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT less than 50% of the value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. Although we expect that we likely will be domestically-controlled, we cannot make any assurance that we are or that we will remain a domestically-controlled qualified investment entity.

•

Either (a) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) our common stock is “regularly traded” on an established securities market but the selling non-U.S. stockholder has held more than 10% of our outstanding common stock any time during the five-year period ending on the date of the sale. We expect that our common stock will continue to be regularly traded on an established securities market.

A sale of our shares by a “qualified shareholder” or a “qualified foreign pension fund” that holds our shares directly (or indirectly through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. However, if a foreign investor in a “qualified shareholder” directly or indirectly, whether or not by reason of such investor’s ownership interest in the “qualified shareholder,” holds more than 10% of the stock of a REIT, then a portion of the REIT stock held by the “qualified shareholder” (based on the foreign investor’s percentage ownership of the “qualified shareholder”) will be treated as a USRPI in the hands of the “qualified shareholder” and will be subject to FIRPTA.

Specific wash sale rules applicable to sales of stock in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other common stock during the 61-day period that begins 30 days prior to such ex-dividend date and (3) if our common stock is “regularly traded” on an established securities market in the United States, such non-U.S. stockholder has owned more than 10% of our outstanding common stock at any time during the one-year period ending on the date of such distribution.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and, if our common shares were not “regularly traded” on an established securities market, the purchaser of the stock generally would be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that otherwise would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder as follows: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

The sale of our common stock by a non-U.S. stockholder through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. The sale generally is subject to the same information reporting applicable to sales through a U.S. office of a U.S. or foreign broker if the sale of common stock is effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year: (1) one or more of its partners are “U.S. persons,” as defined in Treasury regulations, who, in the aggregate, hold more than 50% of the income or capital interest in the foreign partnership; or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding generally does not apply if the broker does not have actual knowledge or reason to know that you are a U.S. person and the applicable documentation requirements are satisfied. Generally, a non-U.S. stockholder satisfies the information reporting requirements by providing us with Form W-8BEN or an acceptable substitute. Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. The application of information reporting and backup withholding varies depending on the stockholder’s particular circumstances and, therefore, a non-U.S. stockholder is advised to consult its tax advisor regarding applicable information reporting and backup withholding requirements.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any legislative proposals affecting REITs or their stockholders will be enacted.

Changes to the U.S. federal income tax laws and interpretations thereof, possibly with retroactive effect, could adversely affect an investment in our common stock. Taxpayers should consult with their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws and interpretations on their particular circumstances.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the IRS. Under these withholding tax rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. Investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

State, Local and Foreign Taxes

We, our subsidiaries and/or our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own properties located in numerous U.S. and foreign jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local and foreign tax treatment and the state, local and foreign tax treatment of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Tax Shelter Reporting

If a holder of our common stock recognizes a loss as a result of a transaction with respect to our common stock of at least (1) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a stockholder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner or (2) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a stockholder that is either a corporation or a partnership with only corporate partners, such stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not exempt. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. Stockholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that we might undertake directly or indirectly. Moreover, stockholders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

SELLING STOCKHOLDERS

If the registration statement of which this prospectus forms a part is used by selling stockholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling stockholders or otherwise, information about such selling stockholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement or in filings we make with the SEC under the Exchange Act that are incorporated by reference in the registration statement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We, or the selling stockholders and their successors (which term includes their transferees, pledgees or donees or their successors), as applicable, may sell the securities being offered by this prospectus and any accompanying prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any such methods of sale.

In addition, the offered securities may be issued by us as a dividend or distribution. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

The distribution of the offered securities may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited directly by us or the selling stockholders, as applicable. Offers to purchase offered securities may also be solicited by agents designated by us or the selling stockholders, as applicable, from time to time. Any such agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling stockholders, as applicable, to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we or the selling stockholders, as applicable, will sell such offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

If an underwriter is, or underwriters are, utilized in the sale, we or the selling stockholders, as applicable, will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, such underwriters may be deemed to have received compensation from us or the selling stockholders, as applicable, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

The selling stockholders that participate in the sale of the securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and profits on the sale of the securities by selling stockholders may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling stockholders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.

In connection with sales of the securities, the selling stockholders may (A) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging positions they assume, (B) sell the securities short and deliver the securities to close out short positions, (C) loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities, (D) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell pursuant to this prospectus or (E) enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

In addition, we, or any selling stockholder, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). We, or any selling stockholders, may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party (or affiliates of such third parties) may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale of securities by the selling stockholders. We will pay all of our expenses and specified expenses incurred by the selling stockholders incidental to the registration, offering and sale of the securities to the public, but each selling stockholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us, or the selling stockholders, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, us or the selling stockholders, as applicable, in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and, if the offered securities are also being sold to underwriters, we shall have sold to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of offered securities pursuant to such contracts.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the offered securities in connection with an offering of offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Venable LLP, Baltimore, Maryland. Hogan Lovells US LLP, Washington, D.C., will pass upon certain tax matters relating to Host Inc.’s qualification as a REIT for us. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 and the related notes and financial statement schedule III as of December 31, 2021, and management’s assessment of the effectiveness of Host Hotels & Resorts, Inc.’s internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Host Hotels & Resorts, Inc.

Common Stock, Preferred Stock, Depositary Shares,

Warrants and Subscription Rights

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by Host Inc. in connection with the issuance and distribution of the securities being registered:

Registration Fee(1)	$—
Printing and Duplicating Expenses(2)	—
Legal Fees and Expenses(2)	—
Accounting Fees and Expenses(2)	—
Transfer Agent Fees and Expenses(2)	—
Miscellaneous(2)	—

Total	$—

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities cannot be estimated.

Item 15. Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Host Inc.’s charter contains a provision limiting directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Host Inc.’s charter provides that it, to the maximum extent permitted by Maryland law, shall indemnify: (i) its directors or officers and (ii) other employees and agents. Host Inc.’s Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of Host Inc. who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of Host Inc. and at the request of Host Inc., serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer or partner and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. Host Inc.’s Bylaws also permit Host Inc. to indemnify and advance expenses to any person who served as a predecessor of Host Inc. in any of the capacities described above and to any employee or agent of Host Inc. or a predecessor of Host Inc.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which Host Inc.’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, Host Inc. is required, as a condition to advancing expenses, to obtain (1) a written affirmation by the director, officer or employee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by Host Inc. if it is ultimately determined that the applicable standard of conduct was not met.

Host Inc. has also entered into indemnification agreements with its directors and executive officers that obligate it to indemnify them to the maximum extent permitted under Maryland law. The agreements require Host Inc. to indemnify the director or officer (the “indemnitee”) against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee in connection with a proceeding to which such person became subject by reason of his or her status as a present or former director or officer of Host Inc. or any other corporation or enterprise for which such person is or was serving at Host Inc.’s request unless it is established that the indemnitee did not meet the standard of conduct set forth above or one of the exceptions to indemnification under Maryland law set forth above exists.

In addition, the indemnification agreement requires Host Inc. to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by Host Inc. of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses incurred and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	a written undertaking by or on behalf of the indemnitee to repay the amount of any expenses advanced to the indemnitee if it is ultimately determined that the standard of conduct was not met.

The indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of Host Inc.

Item 16. Exhibits

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement for equity securities.(1)

4.1	Composite Charter of Host Hotels & Resorts, Inc. dated July 18, 2016 (incorporated by reference to Exhibit 4.1 to Host Hotels & Resorts, Inc. Registration Statement on Form S-8 (SEC File No. 333-212569) filed on July 18, 2016).

4.2	Amended and Restated Bylaws of Host Hotels & Resorts, Inc., effective November 21, 2016 (incorporated by reference to Exhibit 3.1 of Host Hotels & Resorts, Inc.’s and Host Hotels & Resorts, L.P.’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed on May 2, 2017).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.7 to Host Marriott Corporation’s Amendment No. 4 to its Registration Statement on Form S-4 (SEC File No. 333-55807), filed on October 2, 1998).

Exhibit No.	Description

4.4	Indenture, dated May 15, 2015, by and between Host Hotels & Resorts, L.P. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of Host Hotels & Resorts, Inc.’s and Host Hotels & Resorts, L.P.’s Combined Current Report on Form 8-K dated May 15, 2015) (SEC File No. 001-14625).

4.5	Form of Warrant Agreement.(1)

4.6	Form of Subscription Rights Agreement.(1)

4.7	Form of Articles Supplementary for the Preferred Stock.(1)

4.8	Form of Preferred Stock Certificate.(1)

4.9	Form of Deposit Agreement.(1)

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered.

8.1*	Opinion of Hogan Lovells US LLP regarding certain tax matters.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1).

23.3*	Consent of Hogan Lovells US LLP (included as part of Exhibit 8.1).

24*	Power of Attorney (included in signature page).

107*	Filing Fee Table.

*	Filed herewith.
(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, state of Maryland, on April 15, 2022.

HOST HOTELS & RESORTS, INC.

By:	/s/ Sourav Ghosh
Name:	Sourav Ghosh
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Julie P. Aslaksen and Sourav Ghosh, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statements and any other registration statement for the same offering that is effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Maryland and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Risoleo James F. Risoleo	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2022

/s/ Sourav Ghosh Sourav Ghosh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 15, 2022

/s/ Joseph C. Ottinger Joseph C. Ottinger	Senior Vice President, Corporate Controller (Principal Accounting Officer)	April 15, 2022

/s/ Richard E. Marriott Richard E. Marriott	Chairman of the Board of Directors	April 15, 2022

/s/ Mary L. Baglivo Mary L. Baglivo	Director	April 15, 2022

/s/ Herman E. Bulls Herman E. Bulls	Director	April 15, 2022

Signature	Title	Date

/s/ John B. Morse, Jr. John B. Morse, Jr.	Director	April 15, 2022

/s/ Mary Hogan Preusse Mary Hogan Preusse	Director	April 15, 2022

/s/ Walter C. Rakowich Walter C. Rakowich	Director	April 15, 2022

/s/ Gordon H. Smith Gordon H. Smith	Director	April 15, 2022

/s/ A. William Stein A. William Stein	Director	April 15, 2022